Exhibit 99.1

FOR IMMEDIATE RELEASE

SUREWEST DECLARES QUARTERLY CASH DIVIDEND

ROSEVILLE, Calif – April 25, 2012 – SureWest Communications (NASDAQ: SURW) announced that its Board of Directors has approved a quarterly cash dividend of $.10 per share. The quarterly dividend is payable June 15, 2012 to shareholders of record at the close of business on May 31, 2012.

About SureWest

SureWest Communications (www.surewest.com) is a leading integrated communications provider and the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 95 years, SureWest offers bundled residential and commercial services in the greater Sacramento and Kansas City regions that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. SureWest was the nation’s first provider to launch residential HDTV over an IP network and offers one of the nation’s fastest symmetrical Internet services with speeds of up to 50 Mbps in each direction on its fiber-to-the-home network.

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Contact:

Ron Rogers

Corporate Communications

916-746-3123

r.rogers@surewest.com

Misty Wells

Investor Relations

916-786-1799

m.wells@surewest.com